                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ] Soliciting Material pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   TEAM, INC.
 ...............................................................................
                (Name of Registrant as Specified In Its Charter)
 ...............................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)       Title of each class of securities to which transaction
                  applies:
                  ..............................................................
         2)       Aggregate number of securities to which transaction applies:
                  ..............................................................
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                  ..............................................................
         4)       Proposed maximum aggregate value of transaction:
                  ..............................................................
         5)       Total fee paid:
                  ..............................................................

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
                  ..............................................................
         2)       Form, Schedule or Registration Statement No.:
                  ..............................................................
         3)       Filing Party:
                  ..............................................................
         4)       Date Filed:
                  ..............................................................

                                   TEAM, INC.
                                200 HERMANN DRIVE
                               ALVIN, TEXAS 77511
                                 (281) 331-6154

                  NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 16, 1998

To the Shareholders of Team, Inc.:

      The 1998 Annual Meeting of Shareholders of Team, Inc. (the "Company") will be held on Friday, October 16, 1998 at 3:00 p.m. Houston time, at the Company's offices, 200 Hermann Drive, Alvin, Texas 77511 for the following purposes:

      1. To elect two persons to serve as Class III Directors for a term of three years and one person to serve as a Class I Director for the remaining term of one year on the Company's Board of Directors.

      2. To consider and vote on a proposed amendment to the Company's Articles of Incorporation to increase the number of authorized shares of the Company's common stock, $0.30 par value per share, from 10,000,000 to 30,000,000 shares.

      3. To consider and vote on a proposal to approve the adoption of the 1998 Incentive Stock Option Plan.

      4. To consider and vote on a proposal to approve the appointment of Deloitte & Touche, LLP as the independent certified public accountants to audit the Company's accounts for the fiscal year ending May 31, 1999.

      5. To transact such other business as may properly come before the meeting and all adjournments thereof.

      The Board of Directors has fixed the close of business on August 17, 1998 as the record date for determination of shareholders who are entitled to notice of and to vote either in person or by proxy at the 1998 Annual Meeting of Shareholders and any adjournment thereof.

      All shareholders are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY AS SOON AS POSSIBLE.


                                      By Order of the Board of Directors






                                      William A. Ryan
                                      Chairman of the Board of Directors
                                      and Chief Executive Officer


September 8, 1998

                             YOUR VOTE IS IMPORTANT.
       PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY.

                                   TEAM, INC.
                                200 HERMANN DRIVE
                               ALVIN, TEXAS 77511
                                 (281) 331-6154

                                 PROXY STATEMENT

                                     GENERAL

     This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Team, Inc., a Texas corporation (the "Company"), to be voted at the 1998 Annual Meeting of Shareholders (the "1998 Annual Meeting"), and at any adjournment thereof, to be held at the time and place and for the purposes set forth in the accompanying Notice. This Proxy Statement and enclosed form of proxy is being mailed to shareholders beginning on or about September 8, 1998.

     The Company will bear the costs of soliciting proxies in the accompanying form. In addition to the solicitation made hereby, proxies may also be solicited by telephone, telegram or personal interview by officers and employees of the Company. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock.

     All duly executed proxies received prior to the 1998 Annual Meeting will be voted in accordance with the choices specified thereon, unless revoked as described below. As to any matter for which no choice has been specified in a proxy, the shares represented thereby will be voted by the persons named in the proxy: (1) FOR the election of the two nominees listed herein as Class III Directors for a term of three years and the nominee listed herein as a Class I Director for a term of one year; (2) FOR the proposed amendment to the Company's Articles of Incorporation; (3) FOR the proposal to approve the adoption of the 1998 Incentive Stock Option Plan; (4) FOR the proposal to approve the appointment of Deloitte & Touche, LLP as independent certified public accountants of the Company for the fiscal year ending May 31, 1999; and
(5) in the discretion of such person in connection with any other business that may properly come before the meeting. Shareholders may revoke their proxy at any time prior to the exercise thereof by written notice to Mr. Ted W. Owen of the Company at the above address of the Company, by the execution and delivery of a later dated proxy or by attendance at the meeting and voting their shares in person. Proxy cards that are not signed or that are not returned are treated as not voted for any purposes.


                                VOTING SECURITIES

     As of the close of business on August 17, 1998, the record date for determining shareholders entitled to vote at the 1998 Annual Meeting, the Company had outstanding and entitled to vote 7,294,952 shares of common stock, $0.30 par value per share ("Common Stock"). Each share of Common Stock is entitled to one vote with respect to each matter to be acted upon at the meeting. The holders of a majority of the total shares of Common Stock of the Company issued and outstanding as of August 17, 1998, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. Abstentions, or with respect to the election of directors withholds, are counted for purposes of determining the presence or absence of a quorum for the transaction of business while broker non-votes are not so counted. Additionally, abstentions and/or withholds are counted in tabulations of the votes cast on proposals presented to shareholders whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.


                      PROPOSAL ONE - ELECTION OF DIRECTORS

GENERAL

     The Company's Restated Articles of Incorporation and Bylaws provide that the Company's Board of Directors will consist of not less than six nor more than nine persons, the exact number to be fixed from time-to-time by the Board of

Directors. The Board of Directors has fixed the number of directors constituting the Board of Directors at six, divided into three classes with staggered three-year terms.

     The Board of Directors has nominated two Class III Directors to be elected to serve a three-year term expiring on the date of the Annual Meeting of Shareholders of the Company to be held in 2001, and to hold office until their successors are duly elected and qualified. Messrs. Sidney B. Williams and George W. Harrison have been nominated by the Board of Directors to stand for reelection as Class III Directors for a three-year term.

     In May 1998, the Board of Directors, in accordance with the Company's Bylaws, increased the number of Directors from five to six and appointed Louis
A. Waters to the Board of Directors. At the time of Mr. Waters' appointment, the Board consisted of one Class I Director, two Class II Directors and two Class III Directors. Therefore, in accordance with the Company's Bylaws, Mr. Waters was appointed to the position of Class I Director, the term of which expires on the date of the Annual Meeting of Shareholders of the Company to be held in 1999. However, pursuant to the Company's Bylaws, the term of a Director appointed to fill a newly created directorship continues only until the next election of Directors by the shareholders. Accordingly, the Board has nominated Mr. Waters to be elected to serve as a Class I Director for the remaining one-year term expiring on the date of the Annual Meeting of Shareholders of the Company to be held in 1999, and to hold office until his successor is duly elected and qualified.

     Directors are elected by a plurality of votes cast at the Annual Meeting. Unless contrary instructions are set forth in the proxies, the persons with full power of attorney to act as proxies at the 1998 Annual Meeting will vote all shares represented by such proxies for the election of the nominees named therein as directors. Should any of the nominees become unable or unwilling to accept nomination or election, it is intended that the persons acting under the proxy will vote for the election, in the nominee's stead, of such other persons as the Board of Directors of the Company may recommend. The management has no reason to believe that either of the nominees will be unable or unwilling to stand for election or to serve if elected.


NOMINEES

     Set forth below is certain information as of August 17, 1998 concerning the nominees for election at the 1998 Annual Meeting, including the business experience of each for at least the past five years:


                                                                               PRESENT POSITION          DIRECTOR
                            NAME                                  AGE          WITH THE COMPANY           SINCE
                            ----                                  ---          ----------------           -----
Mr. Sidney B. Williams . . . . . . . . . . . . . . . . . . .      65               Director               1973
Mr. George W. Harrison . . . . . . . . . . . . . . . . . . .      70               Director               1995
Mr. Louis A. Waters  . . . . . . . . . . . . . . . . . . . .      60               Director               1998



     Mr. Williams is the sole shareholder of a professional corporation which is a partner in the law firm of Chamberlain, Hrdlicka, White, Williams & Martin in Houston, Texas and has been a partner in that firm for more than the past five years.

     Mr. Harrison is currently a consultant for the Company. From 1987 until his retirement in 1997, Mr. Harrison served as Senior Vice President of the Company and was involved in most aspects of the Company including operations, engineering, manufacturing, marketing and research and development.

      Mr. Waters is currently the Chairman of the Board of Tyler Corporation ("Tyler"), a New York Stock Exchange listed company. Tyler provides information management services and sells automotive parts and supplies to retail customers. Mr. Waters was elected to Tyler's Board of Directors in August 1997 and elected Chairman of the Board in October 1997. In addition, Mr. Waters is one of the founders and was the first Chairman of the Board of Browning-Ferris Industries, Inc. ("BFI"). He served as Chairman and Chief Executive Officer from 1969 through 1980, Chairman of BFI's Executive Committee from 1980 through 1988, and Chairman of the Finance Committee from 1988 to March 1997. Mr. Waters also directed BFI's international activities, serving as Chairman and Chief
Executive Officer of BFI International, Inc. from 1991 to March 1997, when he retired from full-time duty with BFI. See also "Certain Relationships and Related Transactions".


DIRECTORS CONTINUING IN OFFICE

     Set forth below is certain information concerning the three directors continuing in office until the expiration of their respective terms, including the business experience of each for at least the past five years:


                                                       PRESENT POSITION                 DIRECTOR     EXPIRATION OF
             NAME                 AGE                  WITH THE COMPANY                  SINCE        PRESENT TERM
             ----                 ---                  ----------------                  -----        ------------
William A. Ryan . . . . . . . .    71     Chairman of the Board of Directors              1987            1999
                                              and Chief Executive Officer
Jack M. Johnson, Jr.  . . . . .    60     Director                                        1992            2000
E. Theodore Laborde . . . . . .    60     Director                                        1991            2000



     Mr. Ryan was elected Chairman of the Board of Directors, President and Chief Executive Officer of the Company in August of 1995. Previously, Mr. Ryan was President and Chief Operating Officer of Continental Materials Corporation in Chicago, Illinois, from 1974 until his retirement in August 1995. Continental Materials Corporation engages in the business of manufacturing heating and cooling equipment and producing minerals and mineral products, and its common stock is listed on the American Stock Exchange.

     Mr. Johnson has been Managing General Partner of Wintermann & Company, a general partnership that owns approximately 25,000 acres of real estate in Texas which is used in farming, ranching and oil and gas exploration activities, for more than the past five years. Mr. Johnson is also President of Winco Agriproducts, an agricultural products company that primarily processes rice for seed and commercial sale. Mr. Johnson is also a director of Security State Bank in Anahuac, Texas and a director of Allstar Systems in Houston, Texas.

     Mr. Laborde served in various capacities with J & H Marsh & McLennan, Inc., an insurance brokerage firm, in New Orleans, Louisiana, for approximately 35 years before retiring in December 1997. From 1982 until his retirement, Mr. Laborde acted as Managing Director of the New Orleans operation. J & H Marsh & McLennan, Inc. is a subsidiary of Marsh & McLennan Companies.

     Mr. Williams and Mr. Laborde are brothers-in-law.


MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors held seven regular meetings and three telephone conference meetings during the fiscal year ended May 31, 1998. No director attended fewer than 75% of the meetings held by the Board and the Committees on which he served.

     The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee but does not have a Nominating Committee. The Executive Committee is composed of Messrs. Ryan, Williams and Waters. The Executive Committee is responsible for assisting with the general management of the business and affairs of the Company during intervals between meetings of the Board of Directors. The Executive Committee met 29 times during fiscal 1998.

     The Audit Committee is composed of Messrs. Laborde, Harrison and Waters. The Audit Committee is charged with the duties of recommending the appointment of the independent certified public accountants; reviewing their fees; ensuring that proper guidelines are established for the dissemination of financial information to the Company's shareholders; meeting periodically with the independent certified public accountants, the Board of Directors and certain officers of the Company and its subsidiaries to ensure the adequacy of internal controls and reporting; reviewing consolidated financial statements; and performing any other duties or functions deemed appropriate by the Board. The Audit Committee met one time during fiscal 1998.

     The Compensation Committee, composed of Messrs. Johnson and Williams reviews management performance and makes recommendations to the Board of Directors concerning management compensation and other corporate benefits. The Compensation Committee met three times during fiscal 1998 regarding specific employee matters.


COMPENSATION OF DIRECTORS

     All non-employee directors currently receive an annual fee of $20,000 of which one-half ($10,000) is paid in cash on a quarterly basis. The remaining $10,000 is paid in the form of Common Stock. The stock payments are made July 1 of each year with the number of shares calculated by dividing $10,000 by the closing price per share on the preceding business day.

     In December 1991, the Company adopted the Non-Employee Directors' Stock Option Plan (the "Non-Employee Director Plan"). In January 1998, the Board of Directors approved an amendment to the Non-Employee Director Plan to increase the maximum number of shares which may be offered from 265,000 to 310,000. The purpose of the Non-Employee Director Plan is to attract and to retain the services of experienced and knowledgeable independent individuals as directors, to extend to them the opportunity to acquire a proprietary interest in the Company so that they will apply their best efforts for the benefit of the Company, and to provide such individuals with an additional incentive to continue in their position.

     Pursuant to the Non-Employee Director Plan, each non-employee director receives an automatic grant of options upon such director's appointment, reappointment, election or reelection to the Board of Directors equal to the product obtained by multiplying five thousand (5,000) by the number of years, or any part of any year, that such director is appointed or elected to serve on the Board of Directors. The exercise price of the options is equal to the fair market value of the Company's Common Stock on the date of grant, and the options expire ten years after the date of grant. Options to purchase 5,000 shares vest on the date of grant and each anniversary thereafter until all of the options granted are fully vested. During fiscal 1998, Messrs. Laborde and Johnson were each granted options to purchase 15,000 shares with an exercise price of $4.00 per share, pursuant to their reelection to the Board of Directors at the 1997 Annual Meeting of Shareholders. In addition, Mr. Waters was granted an option to purchase 5,000 shares with an exercise price of $3.00 per share, pursuant to his appointment to the Board of Directors in May 1998.


CURRENT DIRECTORS AND EXECUTIVE AND OTHER OFFICERS

     The following table sets forth information regarding the current directors and executive and other officers of the Company:


                                                       YEAR          YEAR
                                                     ELECTED       ELECTED
                NAME OF                                 AS            AS
          DIRECTOR OR OFFICER              AGE       DIRECTOR      OFFICER               POSITION WITH COMPANY
          -------------------              ---       --------      -------               ---------------------
William A. Ryan (1) . . . . . . . . . .     71         1987          1995      Chairman of the Board of Directors and
                                                                                   Chief Executive Officer
Kenneth M. Tholan . . . . . . . . . . .     59          -            1996      President and Chief Operating Officer
Ted W. Owen . . . . . . . . . . . . . .     46          -            1998      Senior Vice President, Chief Financial
                                                                                   Officer, Secretary and Treasurer
John P. Kearns  . . . . . . . . . . . .     42          -            1996      Senior Vice President



Clark A. Ingram . . . . . . . . . . . .     42          -            1996      Vice President
William H. Nelson . . . . . . . . . . .     32          -            1996      Controller and Assistant Secretary
Sidney B. Williams (1)(3) . . . . . . . .   65         1973           -        Director
George W. Harrison (2)  . . . . . . . . .   71         1995          1974      Director
E. Theodore Laborde (2) . . . . . . . . .   60         1991           -        Director
Jack M. Johnson, Jr. (3)  . . . . . . . .   60         1992           -        Director
Louis A. Waters (1)(2). . . . . . . . . .   60         1998           -        Director


------------
(1)  Member of the Executive Committee
(2)  Member of the Audit Committee
(3)  Member of the Compensation Committee


     Mr. Tholan joined the Company in June 1996 as General Manager of the Company and shortly thereafter was elected as Vice President. In 1997, he was named Executive Vice President and Chief Operating Officer and in January 1998 was promoted to President of the Company. Previously, from 1993 to 1996, Mr. Tholan held the position of Vice President and General Manager for Furmanite America, Inc. (a Kaneb company) with responsibility for the Southwest Division, as well as engineering and manufacturing of on-site mechanical services for the refinery, chemical and other related industries. From 1989 to 1992, Mr. Tholan served as Vice President of Smith Diamond, a division of Smith International Inc. He was responsible for the engineering, manufacturing and sales of synthetic diamond bits and other related products to the oil and gas industry.

      Mr. Owen joined the Company in February 1998 in anticipation of the retirement of Margie E. Rogers, who previously held the offices of Chief Financial Officer, Secretary and Treasurer. Upon Ms. Rogers' retirement, Mr. Owen was elected as Senior Vice President, Chief Financial Officer, Secretary and Treasurer. From 1994 to 1997, Mr. Owen held the position of Vice President for Alyeska Pipeline Service Co. From 1992 to 1994, Mr. Owen served as Vice President and Chief Financial Officer for Welltech, Inc., an oil field service company.

      Mr. Kearns joined the Company in 1980 as a design engineer and assumed the position of Vice President of Engineering and Manufacturing in 1996. Mr. Kearns has been involved with the Company's engineering, manufacturing and research and development functions for more than the last five years.

      Mr. Ingram joined the Company in 1988 as Risk and Human Resource Manager and assumed his position as Vice President of Human Resources in 1996. Mr. Ingram has been involved with the Company's human resources, insurance and employee benefits for more than the last five years.

     Mr. Nelson joined the Company in 1993 as Assistant Controller and assumed his position of Assistant Secretary in 1996 and Corporate Controller in 1997. Prior to joining the Company, Mr. Nelson was employed by the accounting firm of Coopers & Lybrand, LLP.


COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who beneficially own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% beneficial owners are required to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the forms received by the Company, or written representations from certain reporting persons that no Form 5 reports were required for those persons, the Company believes that during the year ended

May 31, 1998, all filing requirements applicable to the Company's officers, directors and greater than 10% beneficial owners were satisfied.


EMPLOYMENT AND OTHER AGREEMENTS

     Mr. Ryan is a party to an employment and consulting agreement with the Company in which he is to serve as the Company's Chief Executive Officer until the earlier of (i) May 31, 2002, (ii) his voluntarily resignation or (iii) his termination with or without cause by the Company. In the event Mr. Ryan resigns or is terminated without cause by the Company prior to May 31, 2002, he is obligated under the agreement to serve as a consultant to the Company until May 31, 2002. In addition, Mr. Ryan is entitled to certain payments for a period of five years after he ceases to serve as Chief Executive Officer, except in the case of termination for cause. Mr. Ryan has agreed not to compete with the Company for a period of two years following the receipt of such payments. Also, Mr. Ryan has agreed not to disclose any confidential information regarding the Company without the prior written consent of the Company. See also "Deferred Compensation Plan for Mr. Ryan."


EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following table sets forth compensation information for the fiscal years ended May 31, 1998, 1997 and 1996 for the Chief Executive Officer and the other executive officers of the Company earning in excess of $100,000 during the Company's 1998 fiscal year (the "Named Executive Officers"):


                           SUMMARY COMPENSATION TABLE


                                                                                                   LONG-TERM
                                                                                                  COMPENSATION
                                                                  ANNUAL COMPENSATION                AWARDS
                                                                ------------------------          -----------
                                                 YEAR                                              SECURITIES
                                                ENDING          SALARY             BONUS           UNDERLYING
      NAME AND PRINCIPAL POSITION               MAY 31           ($)                ($)            OPTIONS(#)
      ---------------------------               ------          -----              -----          -----------
William A. Ryan, . . . . . . . . . . . . . .     1998          100,000(1)         50,000              50,000
  Chairman of the Board of Directors and         1997          212,692(1)         50,000                  --
  Chief Executive Officer                        1996          230,769(1)             --              60,000(2)

Kenneth M. Tholan, . . . . . . . . . . . . .     1998          131,077            20,000              40,000
  President and Chief Operating Officer          1997          118,808            20,000              15,000
                                                 1996            (3)                (3)                 (3)



-------------
(1)   Includes $50,000, $175,000 and $125,000 for 1998, 1997 and 1996,
      respectively, deferred at the option of Mr. Ryan. See "Deferred Compensation Plan for Mr. Ryan."

(2) Includes options to purchase 40,000 shares which were repriced in December 1995 and options to purchase 20,000 shares which were granted to Mr. Ryan in December 1995.

(3)   Mr. Tholan was named an executive officer during fiscal 1997.


DEFERRED COMPENSATION PLAN FOR MR. RYAN

     Effective January 1, 1996, an agreement was entered into with Mr. Ryan by which he is permitted, prior to the beginning of each calendar year, to elect to defer a designated portion of his regular annual salary for income tax purposes. The deferred salary is contributed by the Company into a trust held and managed by a designated bank, until distributed to Mr. Ryan in the future. The amount of such deferred salary in fiscal 1998, 1997 and 1996 is included in the above Summary

Compensation Table. The trust is treated as a grantor trust for federal income tax purposes. As a result, the agreement provides that the annual income tax on the trust's taxable income shall be paid by the Company and not charged to the trust. Therefore, the trust's taxable income for 1997 will be included in the Company's consolidated federal tax return.


                          OPTION GRANTS IN FISCAL 1998

     The following table sets forth additional information with respect to stock options granted in fiscal 1998 to the Named Executive Officers:

                                                                                              POTENTIAL REALIZABLE
                                           PERCENTAGE OF                                        VALUE AT ASSUMED
                                               TOTAL                                         ANNUAL RATES OF STOCK
                           NUMBER OF          OPTIONS                                          PRICE APPRECIATION
                          SECURITIES        GRANTED TO                                         FOR OPTION TERM(4)
                          UNDERLYING       EMPLOYEES IN       EXERCISE     EXPIRATION       -----------------------
         NAME               OPTIONS         FISCAL 1998        PRICE          DATE             5%            10%
         ----               -------         -----------        -----          ----          -------       ---------
William A. Ryan           50,000(1)             14%            $2.50       11/30/2005       $63,500       $154,500
Kenneth M. Tholan         15,000(2)              4%            $2.50       11/30/2005       $19,050        $46,350
                          25,000(3)              7%            $3.50        1/29/2008       $55,000       $139,500


------------
(1) These options were granted on June 26, 1997 at the then fair market price of the Company's Common Stock. Pursuant to the vesting schedule in Mr. Ryan's Option Agreement, all options are currently exercisable.

(2) These options were granted on June 26, 1997 at the then fair market price of the Company's Common Stock. Pursuant to the vesting schedule in Mr. Tholan's Option Agreement, 10,000 shares are currently exercisable and 5,000 shares become exercisable June 26, 1999.

(3) These options were granted on January 29, 1998 at the then fair market price of the Company's Common Stock. Pursuant to the vesting schedule in Mr. Tholan's Option Agreement, 6,250 shares are currently exercisable and 6,250 shares become exercisable on each January 29 of the years 1999, 2000 and 2001.

(4) Potential realizable value is based on the assumption that the Common Stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. The stock prices at the end of the option term for the options described in footnotes (1) and (2) are $3.77 and $5.59, assuming 5% and 10% appreciation rates, respectively. The stock prices at the end of the option term for the option described in footnote (3) are $5.70 and $9.08, respectively. The amounts of hypothetical appreciation reflect required calculations at rates set by the Securities and Exchange Commission and, therefore, are not intended to represent either historical appreciation or anticipated future appreciation in the price of Common Stock.


     OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES


     The following table provides certain information with respect to options exercised during fiscal 1998 by each of the Named Executive Officers:

                                                                                                 VALUE OF UNEXERCISED
                           NUMBER                           NUMBER OF UNEXERCISED                    IN-THE-MONEY
                          OF SHARES                             OPTIONS AT END                      OPTIONS AT END
                          ACQUIRED                              OF FISCAL 1998                    OF FISCAL 1998(1)
                             ON            VALUE          -------------------------           -------------------------
         NAME             EXERCISE       REALIZED         EXERCISABLE UNEXERCISABLE           EXERCISABLE UNEXERCISABLE
         ----             --------       --------         ----------- -------------           ----------- -------------
William A. Ryan              --             N/A           110,000                --            $290,625               --
Kenneth M. Tholan            --             N/A            27,500            27,500            $ 66,406          $50,157


-----------------
(1)  The value of unexercised in-the-money options is the difference between
     (i) the closing price of the Company's Common Stock on the last trading day of fiscal 1998 ($4.9375) and (ii) the exercise price of the in-the-money options, multiplied by the number of underlying shares subject to the options.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Jack M. Johnson, Jr. -- Chairman
Sidney B. Williams


                          COMPENSATION COMMITTEE REPORT

     Pursuant to rules adopted by the Securities and Exchange Commission, the Compensation Committee of the Board of Directors (the "Committee"), which is composed entirely of independent outside directors, has furnished the following report on executive compensation:

     The Committee's major responsibilities include, but are not limited to, the following:

         1. Reviewing the Company's major compensation and benefit practices, policies and programs with respect to executive officers;

         2. Reviewing executive officers' salaries and bonuses; and

         3. Administering the Company's stock option plans.

     Following review and approval by the Committee, all issues pertaining to the compensation of, and the grant of options to, the executive officers are submitted to the full Board of Directors for approval.


COMPENSATION PHILOSOPHY

     The Committee's compensation philosophy operates on several different levels. First, the Committee must ensure that the compensation is competitive in order to attract and retain highly qualified executives. In order to facilitate the first objective, the Committee as a rule considers various compensation surveys and proxy statements for companies in the industry of comparable size and complexity to the Company. Second, in order to motivate its executives, the Committee links executive pay levels to the performance of the Company through the grant of options pursuant to the Company's stock option programs. Third, the Committee endeavors to reward outstanding individual contributions to the Company and to set compensation at levels that reflect each executive officer's individual contribution towards the Company's goals through its bonus and stock option programs. The Committee endeavors to support the Company's commitment to providing superior shareholder value. The compensation and related programs are designed to reward and motivate executives for the accomplishment of the Company's commitment to its shareholders.


COMPENSATION PROGRAM COMPONENTS

     To achieve its compensation goals, the compensation program consists of four components -- base salary, bonuses, various employee benefits (including medical and life insurance and 401(k) plan benefits generally available to the employees of the Company) and the Company's stock option plans. The total program is structured to deliver a significant percentage of pay through at-risk pay programs which reward executives if the performance of the Company warrants. Maximizing shareholder value is a basic principle underlying the Company's pay programs.

     Annually, the Committee seeks to review the base salary of each executive officer to determine its fairness. During its annual consideration of the base salaries of the executive officers, the Committee considers the level of responsibility, experience and performance of each executive officer. The Committee also takes into account the competitive conditions of the marketplace, the Company's profitability and the cost of living index. When reviewing competitive conditions of the marketplace, the Committee considers the Company's pay levels with those of companies of similar size and complexity. As the Company believes there is no survey data relating to the Company's service industries, the Company studies compensation surveys for companies of a similar size and complexity and various other data and information brought to its attention, including proxy statements of companies in the Company's service industry. Based on such information, the Committee endeavors to ensure that the pay levels fall in the median range of the amounts paid by the comparable companies. In certain circumstances, bonuses may be awarded to those executive officers who have made outstanding individual contributions during the current fiscal year. Subsequent to the end of fiscal 1998, each officer of the Company received an increase in base salary and a bonus commensurate with levels of responsibility and individual performance.

     Additionally, all executive officers are eligible to receive stock options, at the Committee's discretion, giving them the right to purchase shares of the Company's stock at a specified price in the future. By increasing senior management's equity position in the Company, the interests of the shareholders and the executives will be more closely aligned. To that end, Mr. Tholan was granted an option in June 1997 under the Officers' Restricted Stock Option Plan to purchase 15,000 shares with an exercise price of $2.50 per share. In addition, under the 1998 Incentive Stock Option Plan (the "1998 Plan"), Mr. Tholan was granted an option to purchase 25,000 shares, while Messrs. Owen, Kearns, Ingram and Nelson were each granted an option to purchase 15,000 shares. All of the options granted under the 1998 Plan have an exercise price of $3.50 per share. See also "Proposal Three - Approval of the 1998 Incentive Stock Option Plan".


PERFORMANCE MEASURES

     When evaluating annual executive compensation, the Committee considers the Company's earnings, adjusted for certain unusual or nonrecurring items, return on net investment and cash flows. These factors are compared to the Company's prior year's performance, its annual business plan and the performance of other companies which operate in the same industry segments as the Company. These performance measures assist the Committee in ensuring that the interests of its shareholders, as well as its executives, are represented in a fair and equitable manner. No specific fixed weighting or formula is applied to such performance measures. Rather, the Committee exercises its judgment in evaluating financial and non-financial factors and in determining appropriate compensation.


OTHER

     The Omnibus Budget Reconciliation Act of 1993 (the "Act") restricts the ability of a publicly-held corporation to deduct compensation in excess of $1,000,000 paid to its Chief Executive Officer and the four most highly compensated officers. During fiscal 1998, the threshold was not met for any of the executive officers. However, the Committee continually reviews all aspects of the Act in order to determine future compliance issues regarding same.

     This Compensation Committee Report was for the most part prepared by management at the direction of the Committee, and approved by the Committee.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Williams served on the Committee and Board of Directors during fiscal 1998. Mr. Williams is also the sole shareholder of a professional corporation which is a partner in the law firm of Chamberlain, Hrdlicka, White, Williams and Martin in Houston, Texas, which rendered services to the Company during fiscal 1998. Fees to the law firm did not exceed five percent (5%) of that law firm's gross revenue for its last full fiscal year. In addition, each of the members of the Committee has been granted options under the Company's Non-Employee Director Plan.


                     COMPARISON OF TOTAL SHAREHOLDER RETURN

     The following graph compares the Company's cumulative total shareholder return on its Common Stock for a five-year period (May 31, 1993 to May 31, 1998), with the cumulative total return of the American Stock Exchange Market Value Index ("ASEMVI"), and a peer group of companies selected by the Company. The "Peer Group" is described in more detail below. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at May 31, 1993 and that all dividends were reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*

                                    Years Ending May 31
                  ---------------------------------------------------------
                    1993     1994      1995      1996      1997      1998
                  -------   -------   -------   -------   -------   -------
Team, Inc.        $100.00   $ 88.89   $ 38.89   $ 55.56   $ 41.67   $109.73
ASEMVI            $100.00   $100.51   $112.30   $155.77   $158.12   $189.05
Peer Group        $100.00   $ 94.27   $ 64.96   $102.24   $115.98   $147.50

ASSUMES INITIAL INVESTMENT OF $100

*TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
NOTE: TOTAL RETURNS BASED ON MARKET CAPITALIZATION


     The peer group is composed of five companies which provide industrial and/or leak repair services. The returns of each company have been weighted according to their respective market capitalization for purposes of arriving at a peer group average. The members of the peer group are C. H. Heist Corp., Industrial Holdings, Inc., Kaneb Services, Inc., Matrix Service Company and Versar, Inc.

     The foregoing graph is based on historical data and is not necessarily indicative of future performance.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock (the only class of voting securities of the Company) as of August 17, 1998 of (a) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (b) each director or nominee for director of the Company, (c) the Named Executive Officers and (d) all executive and other officers and directors of the Company as a group. The information shown assumes the exercise by each person (or all directors and officers as a group) of the stock options owned by such person that are currently exercisable or exercisable within 60 days of August 17, 1998. Unless otherwise indicated, the address of each person named below is the address of the Company at 200 Hermann Drive, Alvin, Texas 77511.



                                                                              Number of Shares
                  NAME AND ADDRESS OF BENEFICIAL OWNER                     BENEFICIALLY OWNED(1)      PERCENTAGE
                  ------------------------------------                     ----------------------     ----------
William A. Ryan..........................................................        130,505(2)              1.7%
Sidney B. Williams.......................................................        125,906(3)              1.6%
     1200 Smith Street, Suite 1400
     Houston, Texas  77002
E. Theodore Laborde......................................................         40,886(4)               *
     601 Poydras Street, Suite 1850
     New Orleans, Louisiana  70130
Jack M. Johnson, Jr......................................................         41,162(5)               *
     127 N. McCarty
     Eagle Lake, Texas  77434
George W. Harrison.......................................................        179,225(6)              2.3%
     2119 Sieber Drive
     Houston, Texas  77017


                                                                             NUMBER OF SHARES
                  NAME AND ADDRESS OF BENEFICIAL OWNER                     BENEFICIALLY OWNED(1)      PERCENTAGE
                  ------------------------------------                     ----------------------     ----------

Louis A. Waters..........................................................      1,205,000(7)             15.5%
     520 Post Oak Blvd., Suite 850
     Houston, Texas  77027
Kenneth M. Tholan........................................................         27,500(8)               *
All directors and executive and other officers as a group................      1,770,375(9)(10)         22.8%
  (11 persons)
Armstrong International, Inc.............................................        691,000(11)             8.9%
     2081 East Ocean Blvd, 4th Floor
     Stuart, Florida 34996-3376
Brinson Partners, Inc....................................................        473,500(12)             6.1%
     209 South LaSalle Street
     Chicago, Illinois  60604-1295
Houston Post Oak Partners, Ltd...........................................       1,200,000                15.5%
     520 Post Oak Blvd., Suite 850
     Houston, Texas  77027

----------
*    Less than 1% of outstanding Common Stock.

(1)  The information as to beneficial ownership of Common Stock has been furnished, respectively, by the persons and entities listed, except as indicated below. Each individual or entity has sole power to vote and dispose of all shares listed opposite his or its name except as indicated below.

(2)  Includes 15,500 shares owned by Joan Ryan, Mr. Ryan's wife, and 110,000 shares which may be acquired pursuant to the exercise of stock options currently exercisable or exercisable within 60 days of August 17, 1998.

(3)  Includes 2,685 shares owned by Nancy Williams, Mr. William's wife, and 1,000 shares held as custodian under the
     Uniform Gift to Minors Act for Mr. William's nephews. Mr. Williams disclaims any economic interest in these shares.
     Also includes 80,000 shares which may be acquired pursuant to the exercise of stock options currently exercisable or exercisable within 60 days of August 17, 1998.

(4)  Includes 1,886 shares owned by Mr. Laborde and his wife, Mary Laborde, as joint tenants. Also includes 35,000 shares which may be acquired pursuant to the exercise of stock options currently exercisable or exercisable within
     60 days of August 17, 1998.

(5)  Includes 30,000 shares which may be acquired pursuant to the exercise of stock options currently exercisable or exercisable within 60 days of August 17, 1998.

(6)  Includes 15,000 shares which may be acquired pursuant to the exercise of stock options currently exercisable or exercisable within 60 days of August 17, 1998.

(7)  Includes 5,000 shares which may be acquired pursuant to the exercise of stock options currently exercisable or exercisable within 60 days of August 17, 1998. Also includes 1,200,000 shares owned by Houston Post Oak Partners,
     Ltd., a Texas limited partnership of which Mr. Waters is the sole general partner. See also "Certain Relationships and Related Transactions".

(8)  Includes 27,500 shares which may be acquired pursuant to the exercise of stock options currently exercisable or exercisable within 60 days of August 17, 1998.

(9)  Includes 324,000 shares which may be acquired pursuant to the exercise of stock options currently exercisable or exercisable within 60 days of August 17, 1998.

(10) Includes shares allocated to employees through participation in the Company's Employee Stock Ownership Plan and the
     Salary Deferral Plan and Trust. As of May 31, 1998, 2,908 shares are allocated to officers in the Salary Deferral
     Plan and Trust and 783 shares in the Employee Stock Ownership Plan.

(11) The Company has relied upon information contained in Amendment No. 1 to Schedule 13D filed with the SEC on August
     4, 1997. According to the amended Schedule 13D, 650,000 shares are owned by Armstrong International, Inc. and
     41,000 shares are owned by Merrill H. Armstrong and Barbara I. Armstrong, both of whom are officers of Armstrong
     International, Inc.

(12) The Company has relied upon information contained in Amendment No. 7 to Schedule 13G filed with the SEC on February
     11, 1998. According to the amended Schedule 13G, the shares are owned by Brinson Partners, Inc., a Delaware corporation. Brinson Partners, Inc. is wholly-owned by Brinson Holdings, Inc., a Delaware corporation, which is wholly-owned by SBC Holding (USA), Inc., a Delaware corporation, which is wholly-owned by Swiss Bank Corporation, a
     Swiss banking corporation.


     The Company does not know of any arrangement that may at a subsequent date result in a change of control of the Company.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Louis A. Waters. In June 1998, the Company entered into a Stock Purchase Agreement with Houston Post Oak Partners, Ltd., a Texas limited partnership of which Mr. Waters is the sole general partner ("Post Oak"). Pursuant to the Stock Purchase Agreement, the Company issued 1,200,000 shares of Common Stock to Post Oak in exchange for $3,300,000. The shares have not been registered with the Securities and Exchange Commission but were issued in a private transaction exempt from registration under the Securities Act of 1933, pursuant to Section 4(2) thereof as a "transaction by an issuer not involving any public offering." The purchase price of $2.75 per share represents a discount of approximately eight percent (8%) from the market price of $3.00 per share at the time of the transaction. The Company's independent investment bankers have delivered a written opinion to the Company confirming that the purchase price was fair to the Company after taking into account, among other things, the large number of shares and the lack of immediate marketability for the shares.


                PROPOSAL TWO - APPROVAL AND ADOPTION OF AMENDMENT
                   TO THE COMPANY'S ARTICLES OF INCORPORATION

     At its meeting held on July 30, 1998, the Board of Directors of the Company approved resolutions declaring it advisable to amend Article IV of the Company's Second Restated Articles of Incorporation (the "Articles") to increase the number of authorized shares of Company Common Stock from 10,000,000 shares to 30,000,000 shares, and directing that the proposed amendment be submitted to shareholders for their approval at the 1998 Annual Meeting. In order to effect the proposed increase in the authorized shares of Common Stock, the Board of Directors has proposed that the first sentence of
Article IV of the Articles be amended to read as follows:

          "The aggregate number of shares which the Corporation shall have the authority to issue is Thirty Million Five Hundred Thousand (30,500,000) shares, of which Thirty Million (30,000,000) shares shall be common shares of Thirty Cents ($0.30) par value each and Five Hundred Thousand (500,000) shares shall be preferred shares of One Hundred Dollars ($100.00) par value each, issuable in series."

     Periodically, the Board of Directors is presented with opportunities to make strategic acquisitions on behalf of the Company. The proposed amendment would provide the Board flexibility in financing such acquisitions by issuing additional equity, either in the place of or in conjunction with debt. The Common Stock could also be issued in connection with public offerings, private placements or other financing transactions, as well as stock dividends, employee stock plans and for other general corporate purposes.

     If the proposed amendment is approved, issuances of Common Stock could be made without further action of the shareholders and without first offering such shares to the shareholders for subscription, unless such action were required by applicable law or the rules of the American Stock Exchange or any other stock exchange on which the Company's securities may then be listed or traded. The rules of the American Stock Exchange (where the Common Stock is currently listed) generally require shareholder approval for issuances equal to twenty percent (20%) or more of the outstanding shares. Issuances of Common Stock could have the effect of diluting shareholders' equity, earnings per share and voting rights.

     The proposed amendment to the Company's Articles of Incorporation to authorize the increase in the number of authorized shares of Common Stock will be submitted to shareholders for their approval at the 1998 Annual Meeting. Approval and adoption of the proposed amendment to the Company's Articles of Incorporation requires the vote of the holders of at least two-thirds of the outstanding shares of Common Stock entitled to vote at the 1998 Annual Meeting. If adopted by the shareholders, the amendment will become effective upon filing as required by the Texas Business Corporation Act.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION AS DESCRIBED ABOVE.


        PROPOSAL THREE - APPROVAL OF THE 1998 INCENTIVE STOCK OPTION PLAN

     The Board of Directors has determined that it is in the best interest of the Company and its shareholders to enable its officers and other key employees, upon whose judgment and initiative the Company is largely dependent for its continued success, to further develop their proprietary interest in the Company through ownership of options to acquire Common Stock. Accordingly, in January 1998, the Board of Directors of the Company adopted the 1998 Incentive Stock Option Plan (the "1998 Plan"). The aggregate number of shares which may be offered under the 1998 Plan is 500,000.

     Although shareholder approval is not required pursuant to the rules of the American Stock Exchange or Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), Section 422(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), requires shareholder approval in order to obtain favorable tax treatment to the employee-optionee as an incentive stock option. Therefore, the adoption of the 1998 Plan was made expressly contingent on shareholder approval.


DESCRIPTION OF PRINCIPAL FEATURES OF THE 1998 PLAN

ADMINISTRATION

     The Compensation Committee of the Board of Directors (the "Committee") acts as manager for and otherwise administers the 1998 Plan. Committee members are elected by a majority vote of the Board for an indefinite term and may be removed only by a majority vote of the Board. All members of the Committee shall qualify as both "non-employee directors" as defined in Rule 16b-3(b)(3) promulgated under the Exchange Act and "outside directors" within the meaning of
Section 162(m) of the Code. The Committee has the general authority to determine which key employees receive options under the 1998 Plan, the date of grant, the date on which the options become exercisable, the exercise price, the number of shares of Common Stock to be offered to each optionee, the duration of the options and other terms and conditions applicable to each option subject to the terms of the 1998 Plan.


ELIGIBILITY

     Officers and other key employees of the Company or any of its (at least 50 percent owned) subsidiaries are eligible to receive options under the 1998 Plan; however, the Committee, in its discretion, determines the specific individuals who will be granted options under the 1998 Plan. As of the date hereof, the Company has five officers and approximately fifty other key employees participating in the 1998 plan, representing options to purchase an aggregate of 262,875 shares of Common Stock.

     The number of shares which may be purchased pursuant to each option is established by the Committee and set forth in the related stock option agreements. There is no established maximum or minimum limitation on the number of shares of Common Stock to be allocated to any particular group or subgroup of officers or other key employees pursuant to the 1998 Plan. No monetary consideration is paid by any person for the issuance of the options.


SHARES SUBJECT TO OPTION

     The maximum number of shares of Common Stock that may be offered under the 1998 Plan is 500,000 shares. Adjustments will be made under the 1998 Plan in the number of shares of Common Stock which are issuable upon exercise of options and in the price per share thereof to protect the holders of options against dilution in the event of a stock split, recapitalization, combination of shares or like event resulting in a change in the number of shares outstanding.


OPTION PRICE

     The exercise price for the option shares is determined by the Committee. The exercise price will generally be the then current market price. Shares purchased pursuant to the options must be paid for in cash or cashier's check, presented at the principal offices of the Company following the date the optionee gives notice to the Company of his or her desire to exercise the option. The Committee may in its discretion, accept payment of the option price in whole or in part in shares of Common Stock of the Company already owned by the participant. The Committee may impose reasonable conditions on the delivery of stock certificates to the optionee upon exercise of an option including the payment by the optionee of any withholding or other tax liability resulting from such exercise.


DURATION OF OPTIONS

     Options may be exercisable during any specified period of time from the date such option is granted, but in no event shall the exercise period of an option extend beyond a date which is ten years from the date of grant. No option may be granted under the 1998 Plan after January 28, 2008.


TRANSFERABILITY

     Options granted under the 1998 Plan will be transferable only by will or under the laws of descent and distribution.


EXERCISE OF OPTIONS

     Except as otherwise provided herein, an option is exercisable by the optionee only while the individual continues the employment relationship with the Company. In the event of the death of a holder of an option granted under the 1998 Plan before the date of expiration of such option and before termination of employment with the Company, such option will be terminated on the earlier of such date of expiration or twelve (12) months following the date of death. If an optionee's employment is terminated for reasons other than death, his then outstanding vested options shall be exercisable for a period ending on the earlier of the expiration date of such options or three months (six months for certain longer term employees) following termination of employment. However, if exercised later than three months after termination, other than in cases of death or disability, the option will no longer qualify as an incentive stock option under the tax law.

TERMINATION AND AMENDMENTS

     The 1998 Plan will terminate on January 28, 2008, unless terminated earlier by appropriate action of the Board of Directors. Termination of the 1998 Plan will not alter or impair any of the rights or obligations of any option which has been granted under the 1998 Plan prior to the effective date of termination without the express consent of the optionee.

     The Board of Directors has the power to amend the 1998 Plan to cause the options granted thereunder to conform to applicable law or in any other respect as the Board determines to be in the best interests of the Company. However, any such amendment may not, without the approval of the Company's shareholders, increase the aggregate number of shares of Common Stock subject to the 1998 Plan (except for increases due to certain adjustments). In addition, any such amendment may not, without the approval of the Company's shareholders, change the class of employees eligible to receive options or awards under the 1998 Plan in order for the 1998 Plan to continue to comply with Rule 16b-3 or Sections 162(m), 422 and 423 of the Code. Any amendment or termination of the 1998 Plan may not alter or impair any of the rights or obligations which may have been granted to or been incurred by any optionee under the 1998 Plan prior to amendment or termination, unless such action is expressly consented to by the optionee whose rights are affected.


CERTAIN FEDERAL TAX CONSEQUENCES

     The following is a brief summary of the principal federal income tax consequences under current federal income tax laws relating to options granted under the 1998 Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income tax consequences or federal employment tax consequences.

     The grant of options under the 1998 Plan will not result in federal income tax consequences to either the Company or the optionees. At the time the options are exercised, the optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the stock on the date of exercise over the option exercise price. Any such income is subject to ordinary income tax rates. Further, the Company is required to pay employment taxes and deduct appropriate amounts from the optionee's compensation to pay withholding taxes to the Internal Revenue Service incident to such recognition of ordinary income. The Company will withhold such taxes from the optionee's compensation upon the exercise of an option and the optionee will be obligated under his stock option agreement to pay an appropriate amount to the Company, if necessary, to cover appropriate employment and withholding taxes. The Company ordinarily will be entitled to a business expense deduction at the same time in an amount equal to the amount of income realized by the optionee.


INCENTIVE STOCK OPTIONS ("ISO")

     The options granted under the 1998 Plan will qualify as incentive stock options ("ISOs"). An employee receiving an ISO will not be in receipt of taxable income upon the grant of the ISO or upon its timely exercise. Exercise of an ISO will be timely if made during its term and if the optionee remains an employee of the Company or its subsidiaries at all times during the period beginning on the date of the grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled optionee). Exercise of an ISO will also be timely if made at any time (provided it is exercisable by its terms) by the legal representative of an optionee who dies (i) while in the employ of the Company or its subsidiaries or
(ii) within three months after termination of employment. The 1998 Plan, however, limits the right of the legal representative of any optionee to exercise an option to the one-year period following the death of such optionee, provided such optionee has died prior to termination of employment. Upon ultimate sale of the stock received upon such exercise, except as noted below, the optionee will recognize capital gain or loss (if the stock is a capital asset of the optionee) equal to the excess of the amount realized upon such sale over the option exercise price. The Company, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the grant or exercise of the ISO or the sale of such stock by the optionee.

     The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the option exercise price will constitute an item of tax preference to the employee-optionee for purposes of the "alternative minimum tax" set forth in the Code.

     If, however, the stock acquired pursuant to such exercise of an ISO is disposed of by the optionee prior to the expiration of two years from the date of grant of the option or one year from the date that such stock is transferred to the optionee upon exercise (a "disqualifying disposition"), any gain realized by the optionee generally will be taxable at the time of such disqualifying disposition as follows: (i) as ordinary compensation income to the extent of the excess over the option exercise price of the lesser of the fair market value of the stock on the date the ISO is exercised or the amount realized on such disqualifying disposition and (ii) if the stock is a capital asset of the optionee, as capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the stock on the date that governs the determination of his or her ordinary compensation income. In such case, the Company may claim a federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the optionee as ordinary compensation income provided the Company satisfies certain tax information reporting and withholding requirements.


VOTE REQUIRED FOR APPROVAL

     The 1998 Plan will be submitted to shareholders for their approval at the 1998 Annual Meeting. The affirmative vote of the holders of at least a majority of the outstanding shares represented and voted at the meeting is required for the approval of the 1998 Plan.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 1998 PLAN AS DESCRIBED ABOVE.


          PROPOSAL FOUR - APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's Audit Committee has recommended and the Board of Directors has approved and now recommends the appointment of Deloitte & Touche, LLP as independent certified public accountants to audit the Company's accounts for the fiscal year ended May 31, 1999. The firm has audited the Company's accounts since 1974. Approval of the appointment will require the affirmative vote of a majority of the shares represented and voted at the meeting.

     A representative of Deloitte & Touche, LLP will attend the 1998 Annual Meeting with the opportunity to make a statement if such representative desires to do so and to respond to appropriate questions presented at the meeting.


                                 OTHER BUSINESS

     Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice and at this date has not been informed of any matters that may be presented at the meeting by others. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote, pursuant to the proxy, in accordance with their best judgment on such matters.


                              SHAREHOLDER PROPOSALS

     Any proposal by a shareholder to be presented at the Company's Annual Meeting of Shareholders in 1999 must be received by the Company no later than May 18, 1999 in order to be eligible for inclusion in the Company's Proxy Statement and form of proxy used in connection with such meeting.

                                      By Order of the Board of Directors




                                      William A. Ryan
                                      Chairman of the Board of Directors
                                      and Chief Executive Officer


September 8, 1998

                                   TEAM, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Kenneth M. Tholan and Ted W. Owen, and each of them, as proxies, each with the power to appoint his substitute, and authorizes them to represent and vote, as designated below and on the reverse side, all of the shares of voting stock of Team, Inc. held of record by the undersigned on August 17, 1998, at the Annual Meeting of Shareholders to be held at the Company's offices, 200 Hermann Drive, Alvin, Texas 77511, at 3:00 p.m. (local time) on October 16, 1998, or any adjournment(s) thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" ITEMS 2, 3, AND 4.

1.   ELECTION OF DIRECTORS OF THE COMPANY

[ ] FOR all nominees listed below             [ ] WITHHOLD AUTHORITY to vote
    (except as marked to the contrary below).     for all nominees listed below.

Nominees:  Sidney B. Williams, George W. Harrison, Louis A. Waters

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), WRITE THE NAME OF THE NOMINEE(S) IN THE SPACE(S) PROVIDED BELOW:

          --------------------                 --------------------

2.   APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION of the Company.

             [ ]  FOR            [ ] AGAINST            [ ] ABSTAIN

             (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)













3. APPROVAL OF THE 1998 INCENTIVE STOCK OPTION PLAN of the Company.

             [ ]  FOR            [ ] AGAINST            [ ] ABSTAIN

4. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE as independent public accountants of the Company.

             [ ]  FOR            [ ] AGAINST            [ ] ABSTAIN

5. In their discretion, the proxies are authorized to vote upon any other matter that properly may come before the meeting or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, and 4.

                                              [NAME OF STOCKHOLDER]



DATED:             , 1998
      -------------                           ---------------------------------
                                              signature




                                              ---------------------------------
                                              signature if held jointly

Please date, sign exactly as your name appears hereon and mail this proxy card in the enclosed envelope. No postage is required. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this proxy should be signed by a duly authorized officer.

[ ]  Please check this box if you plan on attending the Annual Meeting.